SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: October 11, 1996


                           UNIGENE LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



        0-16005                                           22-2328609
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)


                             110 Little Falls Road
                          Fairfield, New Jersey 07004
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


                                 (201) 882-0860
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.           Other Events.

                  On October 11, 1996, the Company completed the sale of 3,945,000 units at a price of $1.75 per unit. Each unit consists of one share of Common Stock and two warrants each entitling the holder to purchase 1/4 of a share of Common Stock. The fee paid to the placement agent will consist solely of 296,935 units. The net proceeds to the Company are expected to be approximately $6.8 million.


Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

                  Pro forma balance sheet as of August 31, 1996 reflecting the results of the October 11, 1996 financing transaction.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                UNIGENE LABORATORIES, INC.



                                                By /S/WARREN P. LEVY
                                                   -----------------
                                                      Warren P. Levy
                                                      President


Date:    October 11, 1996

                              UNIGENE LABORATORIES, INC.
                                PRO FORMA BALANCE SHEET
                                      (UNAUDITED)


                                       August 31, 1996       (1)      August 31, 1996
                                        (before adj.)    Adjustment    (after adj.)
                                       ------------    ------------    ------------
ASSETS
Current assets:
Cash and cash equivalents ..........   $  1,144,889    $ 6,800,000     $  7,944,889
Accounts Receivable ................        100,954                         100,954
Prepaid expenses and other
  current assets ...................      1,070,978                       1,070,978
                                       ------------                    ------------
         Total current assets ......      2,316,821                       9,116,821

Property, plant and equipment-net
  of accumulation depreciation and
  amortization .....................     10,724,798                      10,724,798
Patents and other assets ...........      1,233,982                       1,233,982
Unamortized debt issue costs .......        231,000                         231,000
                                       ------------    ------------    ------------
                                       $ 14,506,601    $  6,800,000    $ 21,306,601
                                       ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .................   $  1,031,840    $               $  1,031,840
  Accrued expenses .................        680,212                         680,212
  Notes payable - stockholders .....      1,190,000                       1,190,000
                                       ------------                    ------------
         Total current liabilities .      2,902,052                       2,902,052

  Note payable - stockholders ......        655,000                         655,000
  9.5% convertible debentures ......      2,600,000                       2,600,000
  10% convertible debentures .......      2,010,000                       2,010,000

Stockholders' equity:
  Common stock-par value $.01 per
    share;  authorized 48,000,000
    shares,  issued and  outstanding
    28,962,051 shares before adj ...
    and 33,203,986 shares after adj         289,621          42,419         332,040
  Additional paid-in capital .......     46,241,652       6,757,581      52,999,233
  Accumulated deficit ..............    (40,190,693)                    (40,190,693)
  Less: Treasury stock, at cost,
         7,290 shares ..............         (1,031)                         (1,031)
                                       ------------    ------------    ------------
         Total stockholders' equity       6,339,549       6,800,000      13,139,549
                                       ------------    ------------    ------------
                                       $ 14,506,601    $  6,800,000    $ 21,306,601
                                       ============    ============    ============

(1) Sale of 3,945,000 units at $1.75 per unit; plus placement agency fee of 296,935 units.